UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2008

TOT Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-116817	20-01715816
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 S. Biscayne Blvd., Suite 2804 Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	305.913.1611

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01 Other Events.

TOT Energy, Inc. issued a press release on September 9, 2008 announcing that it has become listed on the OTC Bulletin Board. Going forward, TOT Energy, Inc common stock will be listed and traded on both OTC Bulletin Board and Pink Sheets.

The press release contained the following:

TOT ENERGY MOVES TO OTC BULLETIN BOARD

MIAMI - September 9, 2008 - TOT Energy Inc. announced today that the company is trading on the Over-The-Counter Bulletin Board (OTCBB) effective immediately.  TOT Energy’s symbol is TOTY.OB.

The company’s management believes that TOT Energy’s move to the OTCBB will significantly benefit the oil services company by providing access to a broader base of investors.

ABOUT TOT ENERGY:

TOT Energy Inc., (TOTY.OB) is a multi-national, diversified oil services company.  TOT Energy provides oil and gas companies operating in Russia and other markets with exploratory and development well drilling and oilfield services. The company’s dedicated employees include 190 skilled and highly experienced oilfield specialists. For more information, visit www.totenergy.com

Safe Harbor Statement

Information in this press release may contain "forward-looking statements". Statements describing objectives or goals or the Company's future plans are also forward-looking statements and are subject to risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those anticipated. Forward-looking statements in this news release are made pursuant to the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to the ability to close transactions being contemplated, risks related to sales, continued acceptance of TOT Energy's service, increased levels of competition, technological changes, and other risks detailed from time to time in TOT Energy's periodic reports filed with the regulatory authorities. TOT Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOT Energy, Inc.

September 9, 2008	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer